                                                  STATE OF JURISDICTION
NAME OF SUBSIDIARY                                OF INCORPORATION
------------------                                --------------------

Acton Research Corporation                        Delaware
Amot Controls Corporation                         Delaware
Amot Controls Ltd.                                United Kingdom
Amot Controls, S.A.                               Switzerland
Amot/Metrix Investment Company                    Delaware
Amot Sales Corporation                            Delaware
Amot Controls GmbH                                Germany
Compressor Controls Corporation (an Iowa Corp)    Iowa
Compressor Controls Corporation (a Delaware
Corporation) d/b/a in Iowa as Compressor
Controls - CIS/EE)                                Delaware
Cornell Pump Company                              Delaware
Cornell Pump Manufacturing Corporation            Delaware
Fluid Metering, Inc.                              Delaware
FTI Flow Technology, Inc.                         Arizona
Gatan International, Inc.                         Pennsylvania
Gatan, Inc.                                       Pennsylvania
Gatan Service Corporation                         Pennsylvania
Gatan Limited                                     United Kingdom
Gatan GmbH                                        Germany
Herzog-ISL SNC                                    France
Integrated Designs L.P.                           Delaware
ISL Holdings, S.A.                                France
ISL International, Inc.                           Delaware
ISL Scientifique de Laboratoire - ISL, S.A.       France
Metrix Instrument Co., L.P.                       Delaware
Molecular Imaging Corporation                     Arizona
Nippon Roper K.K.                                 Japan
Petrotech, Inc.                                   Delaware
Petrotech International, Inc.                     Louisiana
Petrotech Batam                                   Indonesia
Petroleum Analyzer Company LP                     Delaware
Photometrics GmbH                                 Germany
Princeton Instruments Limited                     United Kingdom
Princeton Instruments SARL                        France
Redlake Imaging Corporation                       Delaware
Roper Capital Deutschland GmbH                    Germany
Roper Fundings KG                                 Germany
Roper Industries Deutschland GmbH                 Germany
Roper Holdings, Inc.                              Delaware
Roper Industrial Products Investment Company      Iowa
Roper Industries (Europe) Limited                 United Kingdom
Roper Industries Limited                          United Kingdom
Roper International, Inc.                         Delaware
Roper International Products, LTD                 Virgin Islands
Roper Pump Company                                Delaware
Roper Scientific B.V.                             Netherlands
Roper Scientific MASD, Inc.                       Delaware
Roper Scientific, Inc.                            Delaware
Turbocontroles de Venezuela                       Venezuela
Uson L.P.                                         Delaware
Walter Herzog GmbH                                Germany